Exhibit 1A-15.2

Table I. Experience Raising Funds

Offerings Closed Within the Last Three Years

	Program 1	Program 2	Program 3
Date Offering Closed	Ongoing	Ongoing	Ongoing
Duration of Offering in Months	12 months	Ongoing	Ongoing
Months to Invest 90% of Amount Raised	N/A	N/A	N/A
Amount Offered (and Raised)	2,039,000	5,340,000	1,498,000
Deductions
Organizational and Offering Expenses	N/A	75,000	30,000
Amount Available for Investment	N/A	5,340,000	1,108,168
Acquisition Cost
Purchase Price of Real Estate	N/A	7,200,000	3,650,000
Cost of Renovations and Improvements	N/A	N/A	N/A
Debt	-	4,750,000	2,920,000
Percent Leverage*	-	66%	80%

*	Shown as debt as % of total project cost (loan to cost)

Table I. Experience Raising Funds

Offerings Closed Within the Last Three Years

	Program 4	Program 5	Program 6
Date Offering Closed	Jun-17	May-17	N/A
Duration of Offering in Months	6 months	9 months	N/A
Months to Invest 90% of Amount Raised	6 months	9 months	N/A
Amount Offered (and Raised)	747,480	595,954	N/A
Deductions
Organizational and Offering Expenses	20,000	20,000	N/A
Amount Available for Investment	747,480	595,954	N/A
Acquisition Cost
Purchase Price of Real Estate	1,418,000	1,250,000	855,000
Cost of Renovations and Improvements	1,933,000	3,000,000	1,295,500
Debt	2,145,000	2,359,050	1,310,000
Percent Leverage*	64%	56%	61%

*	Shown as debt as % of total project cost (loan to cost)

Table II. Compensation to Sponsor During Last Three Years

	Program 1	Program 2	Program 3
Date Offering Closed	Ongoing	Ongoing	Ongoing
Amount Raised	2,039,000	5,340,000	1,498,000
Fees Paid to Sponsor from Offering Proceeds
Acquisition Fees	-	-	-
Reimbursement of Expenses	-	75,000	30,000
Other	-	-	-
Fees Paid to Sponsor from Operations
Development Fees	-	600,000	157,500
Property Management Fees	-	-	-
Partnership Management Fees	-	-	-
Distributions of “Promoted Interest”	-	-	-
Reimbursement of Expenses	-	-	35,000
Leasing Commissions	-	-	-
Other	-	-	-
Gross Sales and Refinancings of Property	-	-	-
date Offering Closed
Commissions	-	-	-
Disposition Fees	-	-	-
Refinancing Fees	-	-	-
Distributions of “Promoted Interest”	-	-	-
Other	-	-	-

Since DiversyFund, Inc. became manager of the Income Fund (Program 1) in January 2017, there have been no fees charged to investors.

Table II. Compensation to Sponsor During Last Three Years

	Program 4	Program 5	Program 6
Date Offering Closed	Jun-17	May-17	N/A
Amount Raised	747,480	595,954	N/A
Fees Paid to Sponsor from Offering Proceeds
Acquisition Fees	-	-	-
Reimbursement of Expenses	20,000	20,000	-
Other	-	35	-
Fees Paid to Sponsor from Operations
Development Fees	79,200	43,350	-
Property Management Fees	-	-	-
Partnership Management Fees	-	-	-
Distributions of “Promoted Interest”	-	-	-
Reimbursement of Expenses	-	-	-
Leasing Commissions	-	-	-
Other	-	-	-
Gross Sales and Refinancings of Property		-	-
date Offering Closed
Commissions	-	-	-
Disposition Fees	-	-	-
Refinancing Fees	-	-	-
Distributions of “Promoted Interest”	-	-	-
Other	-	-	-

Since DiversyFund, Inc. became manager of the Income Fund (Program 1) in January 2017, there have been no fees charged to investors.

Table III. Operating Results

Not applicable as none of the Programs have operations.

Table IV. Completed Programs

Programs that Have Completed Operations Within the Last Five Years

Program 4
Date Offering Closed	6/19/2017
Amount Offered and Raised	747,480
Cost of Real Estate Purchased	1,418,000
Cost of Renovations	1,933,000
Date Property Was Sold	1/11/2018
Net Proceeds of Sale	(71,000)
Total Distributions to Investors Per $10,000 Invested*	11,800
IRR To Investors Over Life of Program**	18%

*	Based on investor who invested for 12 months
*	DiversyFund Investors received a fixed 18% per year return from a debt instrument, as projected, despite the loss on the property to the prior non-DiversyFund investors (see prior note).

Table V. Sales of Property Within Last Three Years

Program 4
Date Property Purchased	2/13/2017
Date Property Sold	1/11/2018
Sold to Related Party	No
Total Cost of Property, Including Improvements	3,351,000
Gross Selling Price of Property	3,280,000
Net Proceeds After Costs	(71,000)
Original Mortgage Financing	2,145,000
Mortgage Balance At Time of Sale	2,145,000

Table VI. Purchases of Property Within Last Three Years

	Program 1	Program 2	Program 3
Date Property Purchased	N/A	4/3/2018	6/29/2017
Type of Property	bridge loan fund	single family	multi-family
Gross Square Feet (when completed)	N/A	14,350	71,037
Total Cost of Property, Including Improvements	N/A	7,200,000	3,650,000
Mortgage Financing	N/A	4,750,000	2,920,000

Table VI. Purchases of Property Within Last Three Years

	Program 4	Program 5	Program 6
Date Property Purchased	2/13/2017	9/30/2016	10/17/2016
Type of Property	single family	single family	condo
Gross Square Feet (when completed)	4,460	6,691	3,717
Total Cost of Property, Including Improvements	3,351,000	4,250,000	2,150,500
Mortgage Financing	2,145,000	2,359,050	1,310,000

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